UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

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We are writing to update shareholders regarding our policy with respect to the use of corporate funds to influence federal and state elections for office, including political contributions to trade associations for that purpose, as described on pages 71-72 of the Company’s Proxy Statement, filed on August 26, 2011.  As stated in the proxy, P&G has not used, and has no plans to use, corporate funds to support direct political expenditures to influence federal elections for office, nor to make contributions to trade associations or other groups for that purpose.  While this is our general policy even at the state or local level, we have occasionally permitted, based on exceptions approved by our Public Policy Team, contributions to groups that may use the funds to influence state or local elections for office.   In 2010, our Public Policy Team approved only one such contribution, $40,000 to Partnership for Ohio’s Future, which provided educational materials regarding Ohio’s judicial elections and expressed support for two judicial candidates.  This contribution is disclosed on our website.

For more information about Procter & Gamble’s political contributions policy, visit:
http://www.pg.com/en_US/company/global_structure_operations/governance/governance_political.shtml